UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2013

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2013, CPI Aerostructures, Inc. (the "Company") entered into revised indemnification agreements with its named executive officers and directors (each an “Indemnitee”), including Michael Faber whose appointment is discussed below.

Pursuant to the indemnification agreements, as revised, the Company will indemnify, and advance amounts to, an Indemnitee to the fullest extent permitted by applicable law, as in effect on the date of the agreement or to such greater extent as applicable law may later permit, in connection with any proceedings brought against such Indemnitee by reason of his status as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company, or any other enterprise which such person is or was serving at the request of the Company.  In order to be entitled to advances, the Indemnitee must enter into an agreement to repay such advances if it is ultimately determined that he is not entitled to indemnification.

The foregoing summary of the revised indemnification agreement is qualified in its entirety by reference to the text of the agreement, a form of which is attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2013, the Board of Directors of the Company voted to increase the size of the Board from five members to six.  Effective the same date, the Board has appointed Michael Faber to fill the newly created vacancy on the Company’s board of directors.

In connection with his appointment, Mr. Faber was granted, pursuant to the Company’s Performance Equity Plan 2009, a five-year, immediately exercisable option to purchase 2,185 shares of the Company’s common stock at an exercise price of $11.01 per share.  In accordance with the Company’s non-employee director compensation plan, Mr. Faber will receive an annual fee of $75,000, of which $24,750 shall be payable quarterly in cash and the remainder of which shall be payable in options to purchase shares of the Company’s common stock, the value of which will be calculated using the Black-Sholes option pricing model, granted on the first business day following January 1st of each year.  Mr. Faber’s compensation will be prorated for the current fiscal year.

The Board has not yet determined the committees of the Board on which Mr. Faber will serve, but intends to announce such determination by an amendment to this Current Report when made.

The Company issued a press release announcing the increase in the size of the Company’s Board of Directors and Mr. Faber’s appointment, which is filed herewith as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Indemnification Agreement between Company and its named executive officers and directors.

99.1	Press release, dated August 15, 2013, announcing increase in Board size and appointment of Michael Faber as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated; August 20, 2013	CPI AEROSTRUCTURES, INC

By: /s/ Vincent Palazzolo
Vincent Palazzolo
Cheif Financial Officer